EXHIBIT 11.1

                                  EXHIBIT 11.1

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)


                                                         Nine Months Ended
                                                            September 30,
                                                         -------------------
                                                           1997        1996
                                                         --------    -------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)...............   $ 13,309    $  8,973
                                                        ========    ========

Shares:
Weighted average shares outstanding, (net of 747
  shares of treasury stock) disregarding exercise of      22,043      21,230
  options or conversion of preferred stock...........
Assumed dilutive conversion of preferred stock.......        112         149
Assumed exercise of options and warrants based on the
  treasury stock
  method using average market price..................        355         966
                                                        --------    --------
Weighted average number of shares, as adjusted.......     22,510      22,345
                                                        ========    ========

Earnings per share (a)...............................   $    .59    $    .40
                                                        ========    ========

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)...............   $ 13,309    $  8,973
                                                        ========    ========

Shares:
Weighted average shares outstanding, (net of 747
  shares of treasury stock) disregarding exercise of      22,043      21,230
  options or conversion of preferred stock ..........
Assumed dilutive conversion of preferred stock.......        112         149
Assumed exercise of options and warrants based on the
  treasury stock
  method using closing market price if higher than
  average market price...............................        453         966
                                                        --------    --------
Weighted average number of shares, as adjusted.......     22,608      22,345
                                                        ========    ========

Earnings per share (a)...............................   $    .59    $    .40
                                                        ========    ========



(a)  These amounts agree with the related amounts in the statements of income.

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                                EXHIBIT 11.1
                                 (continued)

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)
                                                         Three Months Ended
                                                            September 30,
                                                         ------------------
                                                          1997        1996
                                                         ------      ------
 PRIMARY EARNINGS PER SHARE:

 Computation for Statement of Income
Earnings:
Income applicable to common shares (a)...............   $  4,980    $  3,251
                                                        ========    ========

 Shares:
Weighted average shares outstanding, (net of 747
  shares of treasury stock) disregarding exercise of      22,256      21,505
  options or conversion of preferred stock...........
Assumed dilutive conversion of preferred stock.......        108         139
Assumed exercise of options and warrants based on the
  treasury stock
  method using average market price..................        306         711
                                                        --------    --------
Weighted average number of shares, as adjusted.......     22,670      22,355
                                                        ========    ========

Earnings per share (a)...............................   $    .22    $    .15
                                                        ========    ========

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)...............   $  4,980    $  3,251
                                                        ========    ========

Shares:
Weighted average shares outstanding, (net of 747
  shares of treasury stock) disregarding exercise of
  options or conversion of preferred stock ..........     22,256      21,505
Assumed dilutive conversion of preferred stock.......        108         139
Assumed exercise of options and warrants based on the
  treasury stock
  method using closing market price if higher than
  average market price...............................        348         711
                                                        --------    --------
Weighted average number of shares, as adjusted.......     22,712      22,355
                                                        ========    ========

Earnings per share (a)...............................   $    .22    $    .15
                                                        ========    ========



(a)  These amounts agree with the related amounts in the statements of income.